Exhibit 99.1

FIRST AMENDMENT

TO

ENTRAVISION COMMUNICATIONS CORPORATION

2001 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment to Entravision Communications Corporation 2001 Employee Stock Purchase Plan (“Amendment”) is made effective December 31, 2005 by Entravision Communications Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company maintains the Entravision Communications Corporation 2001 Employee Stock Purchase Plan (the “Plan”) for the benefit of certain eligible employees.

WHEREAS, the Company desires to amend the Plan to provide that participants may change their payroll withholding elections or withdraw from the Plan only at the beginning of a Plan offering period.

WHEREAS, Section 14 of the Plan provides that the Company’s Board of Directors may amend the Plan at any time, and the Company’s Board of Directors has authorized this Amendment effective December 31, 2005.

NOW THEREFORE, effective December 31, 2005 the Plan is hereby amended as set forth below. All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

1.	Section 3(c) of the Plan is amended to read in its entirety as follows:

“(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, reaches the end of the Offering Period in which the Participant has elected to cease payroll contributions in accordance with Section 4(c) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b) below. A Participant who ceases payroll contributions for an Offering Period in accordance with Section 4(c) may resume participation in a subsequent Offering Period by filing a new enrollment form as provided in Section 3(b). A Participant whose employee contributions were discontinued automatically under Section 8(b) below shall automatically resume participating at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.”

2.	Sections 4(b), (c) and (d) of the Plan are amended to read in their entirety as follows:

“(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than fifteen percent (15%). A Participant may not change his or her payroll deduction amount during the Offering Period. A Participant may change or cease his or her payroll deduction amount for a subsequent Offering Period in accordance with Sections 4(c) and (d) below.

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding for a subsequent Offering Period, he or she may do so by filing a new enrollment form with the Company at the prescribed location not later than ten (10) business days prior to the commencement of such subsequent Offering Period. The new withholding rate shall be effective on the first day of such subsequent Offering Period. The new withholding rate shall be subject to the limitations prescribed in Section 4(b).

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely for a subsequent Offering Period, he or she may do so by filing a new enrollment form with the Company at the prescribed location not later than ten (10) business days prior to the commencement of such subsequent Offering Period. Payroll withholding shall cease effective the first day of such subsequent Offering Period. The Participant may resume contributions for any future Offering Period by filing a new enrollment form with the Company in accordance with Section 3(b).

In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).”

3.	Section 5 of the Plan is amended to read in its entirety as follows:

“Section 5. Deleted.”

4.	All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

[remainder of page intentionally left blank]

To record the adoption of this Amendment by the Board effective December 31, 2005, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer